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THE ORIGINAL AGREEMENT EXECUTED IN CHINESE SHALL CONTROL.

Exhibit 4.61

Phoenix Satellite Television Company Limited

and

Beijing Tianying Jiuzhou Network Technology Co., Ltd.

Trademark License Agreement

April 01, 2025

ENGLISH TRANSLATION. FOR REFERENCE ONLY.

THE ORIGINAL AGREEMENT EXECUTED IN CHINESE SHALL CONTROL.

Trademark License Agreement

This Trademark License Agreement (hereinafter referred to as “this Agreement”) is entered into by and between the following two parties dated as of April 01, 2025 in Beijing, the People’s Republic of China (hereinafter referred to as “China”):

(1)
Phoenix Satellite Television Company Limited (hereinafter referred to as the “Licensor”)

Registered Address: 2-6 Tai King Street, Tai Po Industrial Estate, New Territories, Hong Kong

(2)
Beijing Tianying Jiuzhou Network Technology Co., Ltd. (hereinafter referred to as the “Licensee”)

Registered Address: Room 201, 2nd Floor, Building 2, No. 4, Qiyang Road, Chaoyang District, Beijing, China

(Under this Agreement, the Licensor and the Licensee collectively the “Parties”, each a “Party”.)

WHEREAS, the Licensor is a limited liability company duly incorporated and validly existing under the laws of Hong Kong, and is authorized to grant the Licensee a license within the scope of this Agreement for the trademarks and logos indicated in Appendix I hereto;

WHEREAS, the Licensee is a limited liability company duly incorporated and existing in Beijing, China, with provision of internet service as its main business;

WHEREAS, the Licensor agrees to grant the trademark licenses to the Licensee in accordance with the terms and conditions herein, and the Licensee also agrees to accept such trademark licenses in accordance with the terms and conditions herein.

Through friendly consultations, the Parties agree as below:

Article 1
Definitions
1.1
Unless the articles herein or the context of this Agreement shall be understood otherwise, in this Agreement, the following terminologies shall have the meanings below:

“China” means the People’s Republic of China (excluding Hong Kong, Macao and Taiwan).

“Licensed Trademarks” means the trademarks and logos indicated in Appendix I hereof licensed to the Licensee in accordance with the terms and conditions herein.

“Trademark License Rights” means the right to use the Licensed Trademarks within the scope of this Agreement.

“Confidential Information” has the meaning given to it in Section 1 Article 6 herein.

“Breaching Party” has the meaning given to it in Section 1 Article

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13 herein.

“Breach” has the meaning given to it in Section 1 Article 13 herein.

“Non-breaching Party” has the meaning given to it in Section 1 Article 13 herein.

“Licensee’s Business” means all the internet service business operated and developed by the Licensee currently and at any time within the term of this Agreement.

“Such Rights” has the meaning given to it in Section 5 Article 16 herein.

“License Fee” means the fees payable to the Licensor by the Licensee for the Trademark License Rights provided by the Licensor pursuant to Article 3 herein.

“Affiliated Companies” means a company directly or indirectly controlling, or directly or indirectly controlled by, or directly or indirectly controlled by one same company with, the Licensee. “Control” refers to the power, directly or indirectly, to influence the management of the company mentioned, whether through ownership, voting shares, agreements, or other means.

“Internet” means the information network connected by various standards based on IP communication technology and wireless communication technology, including Internet, mobile Internet, fixed communication network, mobile communication network, wireless communication, IP communication network and mobile network, etc., excluding the existing TV large-screen terminals such as CATV network, IPTV and OTT, as well as the TV projection based on TV large-screen and the possible playing modes of large-screen TV terminals in the future.

1.2
Any reference of any laws, regulations (hereinafter referred to as the “Laws”) herein shall be deemed as:
1.2.1
simultaneously including the reference of the contents contained in the amendment, modification, supplement and new formulation of such Laws, regardless of whether the effectiveness dates thereof are prior to or after the execution of this Agreement; and
1.2.2
simultaneously including the reference of the other decisions, notices and rules formulated pursuant to the provisions in the Laws or become effective due to the Laws.
1.3
Unless otherwise stated in the context of this Agreement, the articles, sections,

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items, paragraphs indicated in this Agreement shall refer to the relevant contents of this Agreement.
Article 2
Granting License
2.1
In accordance with the terms herein, the Licensor agrees to grant the Licensee the Trademark License Rights. The nature of the Trademark License Rights over the Licensed Trademarks hereunder is a non-exclusive and non-excludable license.
2.2
The license scope agreed by the Parties is as below:
2.2.1
The Trademark License Rights granted to the Licensee in this Agreement shall only be valid for the internet service businesses which are in normal operation status as of the execution date of this Agreement, and the purposes of use shall not exceed the registered purposes of use listed in Appendix I (and shall comply with the commodity or service scope listed in the trademark registration certificates). The parties confirm that, if it is necessary for the Licensee to expand the existing internet service businesses scope due to its business development, the Licensee shall promptly report such newly developed businesses to the Licensor and with the Licensor’s consent, the scope of the trademark licenses will be extended correspondingly to include such newly developed business fields.

The Licensor agrees that the Licensee is entitled to authorize Affiliated Companies to register and operate accounts on third-party platforms under the name of the “ ifeng + (channel, industry, or column name)” logo for the purpose of establishing content operation accounts on such platforms. The usage period shall not exceed the validity term of this Agreement, and the authorized Affiliated Companies of the Licensee shall not have the right to grant sublicenses.

The Licensor agrees that the Licensee may further authorize its station or channel operation partners (hereinafter referred to as “Local Stations”) to use the “ ifeng xx” (station or channel) logo (samples are provided in Article 2 of Appendix I). However, the Local Stations shall not have the right to grant sublicenses.

The Licensor agrees that the Licensee may authorize Beijing Fenghuang Tianbo Network Technology Co., Ltd. (hereinafter referred to as “Beijing Fenghuang Tianbo”) to use the “ ifeng house” logo (samples are provided in Article 2 of Appendix I). Simultaneously, the Licensor agrees that Beijing Fenghuang Tianbo may further authorize its station or channel operation partners (hereinafter referred to as “Real Estate Local Stations”) to use the aforementioned logo. However, the Real Estate Local Stations shall not have the right to grant sublicenses.

Without prejudice to the above, unless agreed by the Licensor in writing, the Licensee agrees that it will not directly or indirectly in any other form use or authorize or reauthorize other persons (including Affiliate Companies, joint ventures or cooperative entities, cooperative projects, etc.) to use the Licensed Trademarks. If the Licensee indeed needs to sublicense the Licensed Trademarks with justified reason, it shall report to the Licensor in advance for approval.

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2.2.2
The Trademark License Rights granted to the Licensee in this Agreement shall only be valid within the territory of the countries and regions where the relevant trademarks are registered. The Licensee agrees that it will not directly or indirectly use or authorize other persons to use the Licensed Trademarks in other territories. However, the display of the Licensed Trademarks outside the territories permitted due to the cross-border dissemination of the internet, does not constitute the use and indirect use agreed under this Article.
2.3
If there are any trademarks in the process of application and not yet officially registered in Appendix I of this Agreement, such applied-for trademarks have been submitted to the trademark bureau for registration by the Affiliated Companies or agent of the Licensor on their respective application dates, and such applications are still in the approval process at the execution date of this Agreement. Under such circumstance, the Parties agree that the trademark bureau’s approval of the registration is the precondition of licensing such trademarks. The License Rights thereof will be effective on the respective registration dates of such trademarks. The license scope of such trademarks will be subject to the commodity or service scope listed in their trademark registration certificates.
Article 3
License Fee
3.1
With respect to the Trademark License Rights provided by the Licensor in accordance with Article 2 herein, the Licensee agrees to pay to the Licensor annually the License Fee with the amount equivalent to 2% of the annual revenue of the Licensee, and no less than 100 Thousand US Dollars. If the Licensee adds the licensed business fields or adds the names of channels, columns and other characteristics (“ifeng+”) to be used associated with the Licensed Trademarks, the License Fee will not be otherwise increased.
3.2
“Phoenix+（characters or graphics）”other than those listed in Article 3 of Appendix I, is not included in the scope of the Licensed Trademarks herein. If the Licensee needs to use the marks “Phoenix+ （characters or graphics）” other than those listed in Article 3 of Appendix I hereto, the Licensee agrees to pay to the Licensor annually the License Fee with the amount equivalent to 2%-5% of the annual revenue from the businesses using the aforesaid marks, the specific rate of which will then be negotiated and confirmed in writing by the parties otherwise. For the avoidance of doubt, use of the marks “Phoenix+（characters or graphics）” listed in Article 3 of Appendix I will not be otherwise charged.
3.3
The Licensee must, as soon as practicable after the end of each financial year, provide the audited financial statements of the Licensee to the Licensor. The annul revenue will be calculated based on such financial statements (pro rata if less than one year).
Article 4
Limitation of Usage
4.1
When using the Licensed Trademarks, the Licensee shall comply with all applicable laws and regulations, and obtain all appropriate government approvals relating to all the activities of using the Licensed Trademarks; simultaneously, the Licensee shall conduct its business activities in high quality at the highest standards, to ensure that the Licensed Trademarks and brand image of the

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Licensor will not suffer any adverse impact due to the use by the Licensee.
4.2
Without prejudice to the provisions in other articles herein (including, but not limited to Article 2), the Trademark License Rights may be only used within the use term permitted by this Agreement and within the licensed territory of use; and, with respect to any Licensed Trademark, it may be only used within the commodity or service items scope listed in the trademark registration certificate of such Licensed Trademark. The Licensee shall not directly or indirectly use the Licensed Trademarks in any other form at any other time, territory, commodity or service items.
4.3
The Licensee is permitted to use the Licensed Trademarks in the following manners, within the scope of the Licensed Trademarks: i) The Licensee may add the names of the channels and columns and other characters used to distinguish the contents of the businesses after the Licensed Trademarks due to its business demands. ii) The Licensor agrees and encourages the Licensee, when using the Licensed Trademarks, to add other marks independently designed by the Licensee, to establish the value of the independent brand of the Licensee’s services and enhance its identifiability with other Licensor’s trademarks, provided that the brand image of the Licensed Trademarks will not be damaged. After the Licensee confirms the self-own marks to be used in association with the Licensed Trademarks, the specific manners of use will be negotiated by the parties otherwise.
4.4
The Licensee agrees that it will only use the rights granted by the Licensor pursuant to the terms and conditions provided for in this Agreement, and it shall not exercise any right granted by the Licensor in a way that is deemed by the Licensor as fraud, misleading or in any other way that is harmful to the rights and benefits of the Licensor.
4.5
The Licensee shall submit the samples of any product, package, label, advertisement or other materials containing any Licensed Trademark or any display or use of the Licensed Trademarks on any platform to the Licensor for filing. If the Licensor requires the Licensee to make revisions, the Licensee must make revisions according to the Licensor’s requirements.
4.6
The Licensor has the right to control any activity of using the Licensed Trademarks by the Licensee, and has the right to require, without any compensation, the Licensee to stop any activity which is deemed by the Licensor to be harmful to the business, reputation of the Licensor or the goodwill enjoyed by the Licensor under the Licensed Trademarks. The Licensee agrees to forthwith comply with all the directions and requirements of the Licensor in this aspect.
4.7
Within the term of this Agreement, the Licensor or its duly authorized representative has the right to examine the manner and materials that the Licensee uses the Licensed Trademarks, to judge whether the business activities conducted by the Licensee comply with this Agreement. The Parties shall bear their own costs for such examination respectively.
4.8
Upon the termination of this Agreement or the rights granted hereunder in any case, the Trademark License Rights of the Licensee are deprived immediately. The Licensee must forthwith cease to use the Licensed Trademarks in any form.
4.9
The Licensee undertakes that, without prior written consent from the Licensor, at any time within the term of this Agreement and thereafter, it (and it causes the

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enterprises controlled or jointly operated by it and the personnel thereof): (i) will not register or use any of the Licensed Trademarks or any service logo name, sign, character, package appearance, color, design or pattern which are similar to any of the Licensed Trademarks in any province or municipality in China and any other territory or country out of China; (ii) will not register or use any of the Licensed Trademarks as the name of the enterprise and a part thereof in any province or municipality in China and any other territory or country out of China; (iii) will provide to the Licensor or the person designated by the Licensor all the objects held by it relating to or containing the Licensed Trademarks or similar to the Licensed Trademarks, or will modify the objects containing the Licensed Trademarks to make them not contain the Licensed Trademarks.
4.10
The provisions in this Article shall survive the termination of this Agreement.
Article 5
Filing and Registration of Trademark License
5.1
If applicable, the Parties shall file for inspection the copies of this Agreement with the administrative authority for industry and commerce with jurisdiction over the place where the Licensor is located within the designated period pursuant to the Trademark Law of China. Simultaneously, the Licensor shall be responsible for filing this Agreement or other documents required by the Licensor with the trademark bureau. The cost for filing shall be assumed by the Licensee.
5.2
The Parties agree that, for the filing, they may revise this Agreement or enter into new trademark license contract to substitute this Agreement without violating the original intention of relevant articles herein. Nevertheless, if a limitation or condition disagreed by the Licensor must be added in to accomplish the filing of licensing the use of trademarks, or the filing of licensing the use of trademarks is rejected, ceased or revoked, the Licensor may unilaterally terminate this Agreement immediately.
5.3
If applicable, provided that this Agreement is terminated early, the Parties shall inform the administrative authority for industry and commerce with jurisdiction over the place where the Licensor is located as soon as possible. Simultaneously, the Licensor shall be responsible for informing the trademark bureau and going through relevant procedures pursuant to the requirements of the trademark bureau.
Article 6
Confidentiality Obligations
6.1
With respect to any Licensor’s confidential materials and information known or accessed by the Licensee due to receipt of the abovementioned trademarks licenses (hereinafter referred to as the “Confidential Information”), the Licensee shall keep confidential; and upon termination of this Agreement, the Licensee shall return to the Licensor, or destroy by itself, any document, material or software containing the Confidential Information, at the request of the Licensor, and shall delete any Confidential Information in any relevant memorial devices, and shall not use such Confidential Information continuingly. Without the written consent from the Licensor, the Licensee shall not disclose, provide or transfer such Confidential Information to any third party, unless in accordance with applicable laws, regulations, or the stipulations of relevant securities regulatory authorities (such as HKEX), and/or as required by relevant laws, regulations, rules, or court

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orders, or when disclosing the Confidential Information to its relevant employees, agents or professional personnel engaged by it who need to know such Confidential Information. However, the Licensee shall ensure that this Agreement shall also be binding upon the aforesaid personnel to keep the Confidential Information secret, and shall use such Confidential Information only for the purpose of performing this Agreement. The Licensee shall be liable for the actions of its employees, agents or the professional personnel engaged by it.
6.2
The Confidential Information does not include the following information:
6.2.1
any information known by the Licensee previously which can be proved by written evidence;
6.2.2
any information entering into the public domain without the Licensee’s fault or known by the public for any other reason; or
6.2.3
the information obtained by the Licensee thereafter legally from other channels.
6.3
The Parties agree that, this Article shall continue to be effective, regardless of the variation, cancelation or termination of this Agreement.
Article 7
Undertakings and Warranties
7.1
The Licensor hereby represents and warrants as below:
7.1.1
It is a limited liability company duly registered and legally existing pursuant to the laws of its registration place, with an independent legal person status; it has complete, independent legal status and legal capability to execute, deliver and perform this Agreement, and it may be a party of a legal action independently.
7.1.2
It has the full power and authorization within the company to execute and deliver this Agreement and all other documents relating to the transactions contemplated herein to be signed by it, and it has the full power and authorization to accomplish the transactions contemplated herein. This Agreement is legally and duly signed and delivered by it. This Agreement constitutes legal and binding obligations on it, and is enforceable against it pursuant to the terms hereof.
7.1.3
The Licensor possesses the license right and interests over the Licensed Trademarks hereunder to grant the licensee the right to use them.
7.2
The Licensee hereby represents, warrants and undertakes as below:
7.2.1
It is a limited liability company duly registered and legally existing pursuant to the laws of its registration place, with an independent legal person status; it has complete, independent legal status and legal capability to execute, deliver and perform this Agreement, and it may be a party of a legal action independently.
7.2.2
It has the full power and authorization from the internal company to execute and deliver this Agreement and all other documents relating to the transactions contemplated herein to be signed by it, and it has the full power and authorization to accomplish the transactions contemplated herein. This Agreement is legally and duly signed and delivered by it.

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This Agreement constitutes legal and binding obligations on it, and the articles contained herein are compulsorily enforceable against it.
7.2.3
It has, upon the effectiveness of this Agreement, or will have thereafter the complete business licenses and permits required for its operation, and it has adequate rights and qualifications to operate internet service business within the territory of China, and other businesses engaged by the Licensee currently.
7.2.4
It shall duly inform the Licensor of any lawsuit against it or other adverse situation, and shall make its best efforts to prevent further losses.
Article 8
The License Rights of the Licensee and the Protection of the Licensor’s Rights
8.1
The Licensee agrees that during the term of this Agreement and thereafter, it will not challenge the license right and entitlement to benefits in relation to the Licensed Trademarks held by the Licensor, not challenge the validity of this Agreement, and not take any action or take no action which are deemed to be harmful to such rights and licenses by the Licensor.
8.2
The Licensee agrees to provide necessary help to the Licensor to protect the rights over the Licensed Trademarks held by the Licensor. As long as any third party lodges a claim with respect to the Licensed Trademarks, the Licensor based on its own will, may under its own name, the name of the Licensee or the names of both of the Parties to defend in such litigation regarding claim for compensation. In case of infringement by any third party upon the Licensed Trademarks, the Licensee shall inform the Licensor in writing immediately with respect to relevant infringement upon the Licensed Trademarks to its knowledge; only the Licensor has the right to determine whether to take any measures against such infringement.
8.3
The Licensee agrees to use the Licensed Trademarks pursuant to this Agreement, and shall not use the Licensed Trademarks in any way that is deemed to be fraud or misleading by the Licensor or in any other way that is harmful to the Licensed Trademarks or the credit of the Licensor.
Article 9
Quality and Promotion
9.1
The Licensee shall make its best efforts to improve the quality of the business operated by it, in order to protect and enhance the credit represented by the Licensed Trademarks.
9.2
In any case, if the Licensee needs to use the promotion materials relating to the Licensed Trademarks, the cost for producing such promotion materials shall be assumed by the Licensee. The Licensor shall have sole and non-exclusive rights to the copyright and other intellectual property rights contained in the promotion materials relating to other trademarks owned by the Licensor other than Licensed Trademarks, regardless of such promotion materials are invented or used by the Licensor or Licensee. The Licensee agrees that, without the prior written approval from the Licensor, it will not conduct propaganda or advertisement of the other trademarks owned by the Licensor outside the scope of the licenses hereunder on or through the broadcasts, televisions, newspapers, magazines, internet or other medias.

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9.3
The Licensee actually operates the Licensed Trademarks, and will continuingly make investment to constantly increase the brand value of the Licensed Trademarks. The Licensee agrees that any enhancement in brand value shall be exclusively enjoyed by the Licensor and/or its designated affiliated companies.
Article 10
Term of the Agreement
10.1
The Parties hereby confirm that, this Agreement becomes effective after duly signed (or (if applicable) sealed) by the Parties, with a valid term of three (3) years after the effectiveness date of this Agreement. Unless early termination agreed by the Parties in writing or extension in accordance with Article 10.2 herein, this Agreement shall be terminated on the expiration date or upon the termination of the license right held by the Licensor (whichever is earlier).

Notwithstanding the aforesaid agreements, the parties confirm that:

10.1.1 The Licensor licenses the Licensee to use the licensed trademarks and logos listed in Article 1 and 2 of Appendix 1 hereto for a term of three years from the effective date of this Agreement, or until the Licensor terminates the license in accordance with the terms of this Agreement, whichever occurs earlier.

10.1.2 The term during which the Licensor licenses the Licensee to use the logos “Phoenix+（characters or graphics）” listed in Article 3 of Appendix I hereto or added in the future is one year after the effectiveness date of this Agreement or the date when the License Fee of the newly added marks are confirmed by the parties in writing. Such term will be automatically extended for one year if the Licensor does not object upon expiration. If the Licensor objects the extension, the Licensee shall stop using the aforesaid marks immediately, until the written license of the Licensor is obtained.

Notwithstanding the aforesaid agreements, if Phoenix Media Investment (Holdings) Limited loses the controlling right over the Licensee due to the change of the shareholding of the Licensee, or the Licensee loses the qualification to operate such businesses continuingly due to the change of the national regulatory policies on the internet service business, the Licensor may terminate this Agreement immediately without any compensation to the Licensee.

10.2
Prior to expiration of the term of this Agreement, with the written confirmation of the Licensor, this Agreement may be extended. The extended period will be confirmed by the Licensor and the Licensee otherwise through consultations. The Licensee does not have the right to confirm the extension of this Agreement.
10.3
The termination of this Agreement shall not affect the rights and interests accrued or arising under law and equity prior to such termination, including but not limited to any claims by either party against the other for breaches of this Agreement occurring prior to termination. No termination shall relieve either party of any obligations that remain to be performed prior to the termination. Provisions of this Agreement that are expressly stated to survive termination, as well as any other provisions that by their nature are intended to remain effective after termination, shall continue in full force and effect.
Article 11
Indemnities

The Licensee shall indemnify and hold the Licensor harmless from all the losses

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actually suffered by the Licensor due to provision of the license, including, but not limited to, any losses caused by the action, recovery, arbitration, claim from any third party against the Licensor, or the administrative investigation, punishment of the government authorities. Nevertheless, if the losses are caused by the willful misconduct or gross negligence of the Licensor, such losses shall not be indemnified.

Article 12
Notices
12.1
Any notice, request, requirement and other correspondence required by or given pursuant to this Agreement, shall be delivered to relevant party in writing. The notice shall be sent in accordance with the following details:

Licensor Contact Person: Edmond Choi

Address: 2-6 Tai King Street, Tai Po Industrial Estate, Tai Po, New Territories, Hong Kong

Telephone: 852-22008330

Email: edmondc@phoenixtv.com

Licensee Contact Person: Wang Yao

Address: Room 201, 2nd Floor, Building 2, No. 4 Qiyang Road, Chaoyang District, Beijing

Telephone: 010-60676073

Email: wangyao3@ifeng.com

12.2
The aforesaid notice or other correspondence, if sent by facsimile or wire transfer, shall be deemed to have been served as soon as it is sent (on the date when a transmission success report is printed by the fax machine confirming delivery to the correct number, or provided that the email is not returned or rejected); provided, however, that if the transmission occurs after 6:00 p.m. on the day of sending, the date of receipt shall be deemed to be the next business day of the recipient; if sent by personal delivery, shall be deemed to have been served once it is handed over face to face; if sent by mail/registered mail, shall be deemed to have been served three (3) days after it is sent. If sent by courier service, the date of receipt shall be deemed to be the date of signing by the recipient; if the recipient refuses to sign for delivery, the date of refusal as recorded in the courier company's receipt shall be deemed to be the date of receipt.
Article 13
Liability for Breach
13.1
The Parties agree and confirm that, if any Party (hereinafter referred as the “Breaching Party”) substantially breaches any agreement hereunder, or substantially fails to perform any obligation hereunder, such activities constitute the breach of agreement hereunder (hereinafter referred to as the “Breach”). The non-breaching Party (hereinafter referred to as the “Non-breaching Party”) has the right to require the Breaching Party to rectify or take remedy measures in a reasonable period. In case that the Breaching Party does not rectify or take remedy measures within the reasonable period or within ten (10) days after the written notice with the rectification requirements from the Non-breaching Party to the Breaching Party, provided that the Breaching Party is the Licensee, the Non-breaching Party has the right to decide at its own discretion: (1) to terminate

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this Agreement, and to require the Breaching Party to compensate for all the losses and damages, or (2) to require the Breaching Party to continue to perform the obligations hereunder, and to require the Breaching Party to compensate for all the losses and damages; provided that the Breaching Party is the Licensor, the Non-breaching Party has right to require the Breaching Party to continue to perform the obligations hereunder, and to require the Breaching Party to compensate for all the losses and damages. Inclusion, without limitation, of any breach to any extent, or non-performance of any liability and obligation provided for in Articles 2, 3, 4, 6, 7, 8, 11, 13 and 15 herein will be deemed as substantial breach or non-performance. The scope of the compensation of losses and damages provided in this Article includes, but not limited to, direct or indirect losses, actual, economic or reputational losses etc.
13.2
The Parties agree and confirm that, the Licensee shall not require to terminate this Agreement for any reason under any circumstance, unless otherwise provided in laws or herein.
13.3
Notwithstanding other provisions herein, the effectiveness of this Article 13 shall not be affected by the suspension or termination of this Agreement.
Article 14
Force Majeure

In case of earthquake, typhoon, flood, fire, war, computer virus, design flaws in instrumental software, internet attacks by hackers, modifications of policies, laws and other force majeure events that cannot be foreseen, the consequences of which cannot be prevented (however relevant Party has taken all reasonable capability to prevent) or avoided (however relevant Party has taken all reasonable capability to avoid), which directly affects one Party’s performance of this Agreement or prevents such Party from performing in accordance with the agreed terms, the Party encountered such force majeure events shall give the notice by facsimile immediately, and within thirty (30) days the party claiming force majeure event must send the written notification, and within thirty (30) days provide the details of the force majeure, and the evidence documents for the reasons that this Agreement cannot be performed or has to be performed in delay. Such evidence documents shall be issued by the notary office located in the area where such force majeure occurs. The Parties shall consult with each other to determine whether to exempt or postpone the performance of part of this Agreement, based on the extent that such force majeure events affect the performance of this Agreement. The Parties shall not be liable for the economic losses incurred to such Parties due to the force majeure events.

Article 15
Retransfer, Sublicense

Without the written consent from the Licensor, except as otherwise provided in this Agreement, neither the Licensee may reauthorize, transfer, lease, pledge or sublicense the Agreement and the rights, obligations herein or granted by the Licensor to the Licensee under this Agreement to any third party (including Affiliate Companies, joint ventures or cooperative entities, cooperative projects, etc.) in any form, nor it may transfer to any third party in any other form any part of the economic interests from the license or the rights hereunder obtained by it.

Article 16
Miscellaneous
16.1
This Agreement is made out in Chinese in two (2) originals, with each Party

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herein holding one (1).
16.2
The execution, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by the laws of the People’s Republic of China.
16.3
Any dispute arising from or in connection with this Agreement shall be resolved by the Parties through consultations. If the Parties cannot reach an agreement within thirty (30) days after the occurrence of such dispute, such dispute shall be submitted to the competent People’s Court in the jurisdiction where the licensee is located for resolution.
16.4
Any right, power or remedy provided to the Parties by any article herein shall not preclude relevant Party from any other right, power or remedy pursuant to the provisions in the Laws or other articles herein, and the excise of its rights, power and remedies by one Party shall not preclude it from exercising other rights, power or remedies by such Party.
16.5
Any non-exercise or postponement by any Party of exercising any right, power or remedy by such Party pursuant to this Agreement or the Laws (hereinafter referred to as “Such Rights”) shall not result in its waiver of Such Rights, and, any waiver of any individual or part of Such Rights shall not preclude such Party from exercising Such Rights in other manner and excising other Such Rights.
16.6
The heading of each article herein is for reference purpose only. Under any circumstance, such headings shall not be used to or influence the interpretations of the articles herein.
16.7
This Agreement supersedes any other written or oral agreement relating to the subject matters herein agreed by the Parties before, and constitutes the entire agreement between the Parties.
16.8
Any article herein shall be severable and independent of any other article. If any or more articles herein become invalid, illegal or unenforceable at any time, the validity, legality and enforceability of any other articles herein shall not be affected.
16.9
Any amendment, supplement of this Agreement shall be made in writing, and shall not be effective until duly signed (or (if applicable) sealed) by the Parties hereto.
16.10
This Agreement shall be binding upon the legal successors of the Parties.
16.11
The Parties undertakes that they will report and pay the taxes and expenses relating to the transactions hereunder respectively pursuant to the laws.

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[Signature Page]

IN WITNESS HEREOF, this Trademark License Agreement is executed by the Parties as of the date and at the place first written above.

Licensor:

Phoenix Satellite Television Company Limited

Signature ((or (if applicable) Seal):

Name:

Title: Authorized Representative

Licensee:

Beijing Tianying Jiuzhou Network Technology Co., Ltd.

Signature ((or (if applicable) Seal):

Name:

Title: Authorized Representative

Annex I

1. Licensed Trademarks and Logos under this Agreement

1.1
Licensed Trademarks

S/N	Reproduction of Trademark	Class	Registration Number	Valid Period of Registration	Goods/Services	Effective Date of License
1		38	45256954	Until January 6, 2031

Internet broadcasting service; Fiber optic communication; Synchronously broadcast TV on global communication network, Internet and wireless network; Network transmission of sound, images, signals, and data; Sound, video, and information transmission; Provide telecommunications connectivity services with global computer networks; Provide Internet chat rooms; Provide global computer network user access services; Provide online forums; News agency services; Radio broadcasting; Electronic bulletin board service (communication service); Email transmission; Television broadcasting; Network broadcasting services; Video on demand transmission; Computer assisted information and image transmission; Audio remote conference service

						April 1, 2025
2		9	45242409	Until December 20, 2031	Refrigerator magnetic sticker	April 1, 2025
3		41	45256966	Until October 27, 2032	Tour guide services	April 1, 2025

4	16	6882737	Until April 13, 2032

Printing publications; Teaching materials (excluding instruments); Journal; Plastic film for packaging; Picture; Office essentials excluding furniture; Rosary beads; Model materials; Paper; painting materials

					April 1, 2025
5	41	6882754	Until April 13, 2032

Arrangement and organization of meetings; animal training; education; program production; operation of lottery tickets; fee-paying libraries; journalist services; entertainment; publishing of online electronic books and magazines; organization of educational or entertainment competitions.

					April 1, 2025
6	42	45239930	Until December 20, 2031	Measurement	April 1, 2025
7	35	6882736	Until October 13, 2032

Advertising planning; advertising agency; accounting; personnel management consulting; business district migration (providing information); business information; online advertisements on data communication networks; marketing (for others); data retrieval in computer files (for others); rental of vending machines.

					April 1, 2025

8	38	6882755	Until August 13, 2030

Information transmission; Fiber optic communication; Provide telecommunications connectivity services with global computer networks; Provide global computer network user access services (service providers); Radio broadcasting; Electronic bulletin board service (communication service); Email; Television broadcasting; Computer assisted information and image transmission; Remote Meeting Services

					April 1, 2025
9	16	45235305	Until December 20, 2031	Journal; Magazine (Journal)	April 1, 2025
10	36	14911035	Until November 13, 2025	Real estate agency; Insurance; insurance consulting; insurance information; coin valuation; brokerage; guarantee; raising of charitable funds; trust; pawn.	April 1, 2025

11	35	31849352	Until April 27, 2029

Personnel management consulting; migration of commercial enterprises; business information; online advertisements on computer networks; marketing for others; data retrieval in computer files (for others); rental of vending machines; advertising planning; advertising agency; accounting.

				April 1, 2025
12	41	31851131	Until August 20, 2029

Broadcasting and program production; journalist services; Entertainment services; operation of lottery tickets; animal training; Arrangement and organization of meetings; education; Lending services from library; organization of educational or entertainment competitions.

				April 1, 2025
13	9	9884528	Until February 20, 2034

Computer peripheral equipment; timers; electronic bulletin boards; network communication equipment; video cameras; camera (photography); measuring apparatus and instruments; glasses; batteries; movie films (Exposed).

				April 1, 2025

14	16	31848099	Until August 27, 2029	Paper; periodicals; plastic films for packaging; office necessities other than furniture; painting materials; teaching materials (except instruments); powder blocks for tailors; model materials.	April 1, 2025
15	36	31836665	Until August 20, 2029	Real estate agency; Insurance information; Insurance consultation; Insurance brokers; Trust; Pawn; Raising charitable funds; Guarantee; Brokerage; Valuation of Coins	April 1, 2025
16	41	9884524	Until January 6, 2034	Arrangement and organization of meetings; education; program production; journalist services; entertainment; organization of educational or entertainment competitions.	April 1, 2025

17	38	9884525	Until October 27, 2032

Information transmission; Fiber optic communication; Provide telecommunications connectivity services with global computer networks; Provide global computer network user access services (service providers); Radio broadcasting; Electronic bulletin board service (communication service); Email; Television broadcasting; Computer assisted information and image transmission; Remote Meeting Services.

					April 1, 2025
18	36	19867579	Until September 6, 2027	Insurance information; insurance consulting; insurance; coin valuation; real estate agency; brokerage; guarantee; raising of charitable funds; trust; pawn.	April 1, 2025
19	16	9884527	Until August 13, 2034	Plastic films for packaging; painting materials; office necessities other than furniture; teaching materials (except instruments); model materials; rosary beads; paper.	April 1, 2025

20	42	31829498	Until April 20, 2029

Research and development of new products for others; measurement; meteorological information; packaging design; development of construction projects; fashion design; managed computer stations (websites); transformation of tangible data or documents into electronic media; rental of network servers; provision of internet search engines.

				April 1, 2025
21	38	31847229	Until April 27, 2029

Television broadcasting; radio broadcasting; electronic bulletin board services (communication services); email transmission; optical fiber communication; computer aided information and image transmission; provision of global computer network user access services; provision of telecommunications connection services of global computer networks; transmission of information; video conference services.

				April 1, 2025
22	42	9884523	Until August 20, 2025

Research and development (for others); measurement; meteorological information; packaging design; development of construction projects; fashion design; rental of network servers; managed computer stations (websites); provision of internet search engines; transformation of tangible data and documents into electronic media.

				April 1, 2025

23	16	31851271A	Until July 27, 2029	Paper; periodicals; plastic films for packaging; office necessities other than furniture; painting materials; teaching materials (except instruments); powder blocks for tailors; model materials.	April 1, 2025
24	35	9884526	Until February 13, 2034

Online advertisements on data communication networks; advertising agency; advertising planning; business information; marketing (for others); personnel management consulting; business district migration (providing information); data retrieval in computer files (for others); accounting; rental of vending machines.

					April 1, 2025
25	9	31838160	Until April 20, 2029

Exposed movie film; Camera; Measuring instruments and devices; Camera (photography); Electronic bulletin boards; Battery; Glasses; Network communication equipment; Timer (time recording device); Computer peripherals

					April 1, 2025

26	41	31830927A	Until June 20, 2029

Education; arrangement and organization of meetings; organization of educational or entertainment competitions; libraries that lend books; production of radio and television programs; journalist services; entertainment services; animal training; organization of lottery issuance.

				April 1, 2025
27	35	31830848	Until April 27, 2029

Personnel management consulting; migration of commercial enterprises; business information; online advertisements on computer networks; marketing for others; data retrieval in computer files (for others); rental of vending machines; advertising planning; advertising agency; accounting.

				April 1, 2025
28	45	31843482	Until May 6, 2029

Physical security consulting; social companionship; rental of clothing; marriage introduction; online social networking services; dating services; intellectual property consulting; intellectual property license; legal research; mediation.

				April 1, 2025

29	16	31838248	Until May 6, 2029

Paper; printed publications; periodicals; pictures; plastic films for packaging; office necessities other than furniture; painting materials; teaching materials (except instruments); powder blocks for tailors; model materials.

				April 1, 2025
30	35	9884520	Until March 13, 2034

Online advertisements on data communication networks; advertising agency; advertising planning; business information; marketing (for others); personnel management consulting; business district migration (providing information); data retrieval in computer files (for others); accounting; rental of vending machines.

				April 1, 2025
31	42	31839380	Until April 20, 2029

Research and development of new products for others; measurement; meteorological information; packaging design; development of construction projects; fashion design; rental of network servers; provision of internet search engines; transformation of tangible data and documents into electronic media; managed computer stations (websites).

				April 1, 2025

32	41	31829984	Until September 6, 2029

Education; arrangement and organization of meetings; organization of educational or entertainment competitions; libraries that lend books; online publishing of electronic books and magazines; production of radio and television programs; journalist services; entertainment services; animal training; organization of lottery issuance.

				April 1, 2025
33	36	31836669	Until May 6, 2029

Insurance information; insurance consulting; insurance brokerage; provision of financial information through websites; online banking; banks; financial loans; financial information; financial management; coin valuation; real estate agency; brokerage; guarantee; raising of charitable funds; trust; pawn.

				April 1, 2025
34	42	9884517	Until August 20, 2034

Research and development (for others); measurement; meteorological information; packaging design; development of construction projects; fashion design; rental of network servers; provision of internet search engines; transformation of tangible data and documents into electronic media; managed computer stations (websites).

				April 1, 2025

35	38	31838555	Until April 27, 2029

Radio broadcasting; television broadcasting; video conference services; electronic bulletin board services (communication services); email transmission; optical fiber communication; computer aided information and image transmission; provision of global computer network user access services; provision of telecommunications connection services of global computer networks; information transfer.

				April 1, 2025
36	41	31847249	Until May 13, 2029

Education; arrangement and organization of meetings; organization of educational or entertainment competitions; libraries that lend books; online publishing of electronic books and magazines; production of radio and television programs; journalist services; entertainment services; animal training; organization of lottery issuance.

				April 1, 2025
37	38	9884519	Until October 27, 2032

Radio broadcasting; television broadcasting; teleconference services; transmission of information; provision of telecommunications connection services of global computer networks; provision of global computer network user access services (service providers); computer aided information and image transmission; optical fiber communication; emails; electronic bulletin board services (communication services).

				April 1, 2025

38	16	31850942	Until May 13, 2029

Paper; printed publications; periodicals; pictures; plastic films for packaging; office necessities other than furniture; painting materials; teaching materials (except instruments); powder blocks for tailors.

				April 1, 2025
39	41	9884518	Until February 13, 2034

Education; arrangement and organization of meetings; organization of educational or entertainment competitions; program production; journalist services; entertainment organization education or entertainment competitions.

				April 1, 2025
40	9	31839412	Until April 27, 2029

Electronic bulletin boards; timers (time recording devices); computer peripheral equipment; video cameras; network communication equipment; glasses; cameras (photography); measuring apparatus and instruments; batteries; Exposed movie films.

				April 1, 2025

41	9	9884522	Until February 20, 2034

Computer peripheral equipment; timers; electronic bulletin boards; network communication equipment; video cameras; cameras (photography); measuring apparatus and instruments; glasses; batteries; movie film (exposed).

				April 1, 2025
42	42	8985921	Until March 6, 2034

Research and development (for others); measurement; meteorological information; packaging design; development of construction projects; fashion design; transformation of tangible data and documents into electronic media; rental of network servers; managed computer stations (websites); provision of internet search engines.

				April 1, 2025
43	9	8985926	Until March 6, 2034

Computer peripheral equipment; timers; electronic bulletin boards; network communication equipment; video cameras; camera (photography); measuring apparatus and instruments; glasses; batteries; movie films (Exposed).

				April 1, 2025

44	35	8985924	Until February 20, 2034

Online advertisements on data communication networks; advertising agency; advertising planning; business information; marketing (for others); personnel management consulting; business district migration (providing information); data retrieval in computer files (for others); accounting; rental of vending machine.

					April 1, 2025
45	41	8985922	Until March 6, 2034	Education; arrangement and organization of meetings; organization of educational or entertainment competitions; program production; journalist services; entertainment.	April 1, 2025
46	35	16430886	Until December 13, 2026

Advertising agency; advertising planning; online advertisements on data communication networks; business information; marketing (for others); personnel management consulting; migration of commercial enterprises; data retrieval in computer files (for others); accounting; rental of vending machines.

					April 1, 2025

47	45	33084144	Until September 27, 2029	Rental of clothing; marriage introduction; online social networking services; Dating services	April 1, 2025
48	38	16430885	Until April 20, 2026

Radio broadcasting; television broadcasting; transmission of information; computer aided information and image transmission; emails; optical fiber communication; electronic bulletin board services (communication services); provision of telecommunications connection services of global computer networks; video conference services; provision of global computer network user access services.

					April 1, 2025
49	16	16430887	Until August 27, 2027	Periodicals; plastic films for packaging; office necessities other than furniture; painting materials; teaching materials (except instruments); model materials; rosary beads.	April 1, 2025

50	41	16430884	Until August 20, 2027

Education; arrangement and organization of meetings; organization of educational or entertainment competitions; fee-paying libraries; publishing of online electronic books and magazines; production of radio and television programs; journalist services; animal training; operation of lottery tickets.

					April 1, 2025
51	9	16430888	Until September 6, 2027	Computer peripheral equipment; timers (time recording devices); electronic bulletin boards; network communication equipment; video camera; glasses; batteries; exposed movie films.	April 1, 2025
52	42	16430883	Until December 13, 2026

Research and development of new products for others; measurement of meteorological information; packaging design; development of construction projects; fashion design; managed computer stations (websites); transformation of tangible data and documents into electronic media; provision of internet search engines; rental of network servers.

					April 1, 2025

53	45	33080907	Until November 27, 2029	Rental of clothing; marriage introduction; online social networking services; dating services.	April 1, 2025
54	16	33066319	Until December 13, 2029	Periodicals; powder blocks for tailors	April 1, 2025
55	35	33071876	Until October 6, 2030

Personnel consultation; migration of commercial enterprises; business information; online advertisements on computer network; marketing for others; data retrieval in computer files (for others); rental of vending machines; advertising planning; advertising agency; accounting.

					April 1, 2025

56	41	33069673	Until October 13, 2031

Production of radio and television programs; News journalist services; Organize lottery issuance; A library that lends books; Animal training; Arrange and organize meetings; education Organize educational or entertainment competitions

				April 1, 2025
57	38	33074189	Until January 27, 2030

Radio broadcasting; television broadcasting; video conference services; transmission of information; provision of telecommunications connection services of global computer networks; provision of global computer network user access services; computer aided information and image transmission; optical fiber communication; email transmission; electronic bulletin board services (communication services).

				April 1, 2025
58	42	33076273	Until October 13, 2030

Research and development of new products for others; measurement; meteorological information; packaging design; development of construction projects; fashion design; managed computer stations (websites); transformation of tangible data or documents into electronic media; provision of internet search engines; rental of network servers.

				April 1, 2025

59	9	33079433	Until February 13, 2031	Exposed movie film; Electronic bulletin boards; Battery; Network communication equipment; Timer (time recording device); Computer peripherals	April 1, 2025
60	45	31850160	Until November 27, 2032	Matchmaking services; Online social network services; Marriage introduction; Clothing rental	April 1, 2025

61	38	802346	Until August 2, 2029

Television and radio broadcasting services; diffusion of television programmes; operation of earth-to-satellite television transmitters for transmission of signals to satellite; relaying of television programmes by satellite; operation of satellite-to-earth receiver aerials; frequency conversion of microwave signals relayed by satellite; dissemination of television programmes relayed by satellite receiver aerials by cable or by microwave link to television receivers of users; operation of television cable networks; provision and operation of radio, telephone, telegraph, satellite and of cable network communications systems; videotext and teletext transmission services; electronic and telecommunication transmission services; transmission of data and of information by electronic, computer, cable, radio, radiopaging, teleprinter, teleletter, electronic mail, fax machine, television, microwave, laser beam, communications satellite or other communications means; provision of communication facilities for the interchange of data by electronic means; consultancy services relating to data communications; rental of communication apparatus

April 1, 2025

62	9	303676294	Until January 31, 2026

Scientific, nautical, surveying, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus and instruments for conducting, switching, transforming, accumulating, regulating or controlling electricity; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; compact discs, DVDs and other digital recording media; mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment, computers; computer software; fire-extinguishing apparatus; computer software development tools; computer software for use as an application programming interface (API); application programming interface (API) for computer software which facilitates online services for social networking, building social networking applications and for allowing data retrieval, upload, download, access and management; software to enable uploading, posting, showing, displaying, tagging, blogging, sharing or otherwise providing electronic media or information over the Internet or other communications network; computer software providing databases of product or service information in the fields of computers, computing, computer software, electronic gaming, website design and hosting, software application hosting, electronic

April 1, 2025

communications, electronic commerce, consumer electronics, finance or digital technologies; computer software for facilitating the transmission of text, images, computer software or multimedia data over electronic communications networks; all included in Class 9.

63	42	303676294	Until January 31, 2026

Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; computer services; computer programming; design, drawing and commissioned writing, all for the compilation of web pages on the Internet; on-line computer services; creating and maintaining web sites; hosting multimedia digital content for others; computer services for creating virtual communities for registered users to organize groups and events, participate in discussions, and engage in social, business and community networking; computer services for hosting electronic facilities for others for organizing and conducting meetings, events and interactive discussions via communication networks; application service provider (ASP) services; application service provider (ASP) services for hosting computer software applications of others; application service provider (ASP) featuring software to enable or facilitate the uploading, downloading, streaming, posting, displaying, blogging, linking, sharing or otherwise providing electronic media or information over communication networks; computer network services that enables users to transfer personal identity data to and share personal identify data with and among multiple websites; hosting a web site featuring technology that enables online users to create personal

April 1, 2025

profiles featuring social networking information and to transfer and share such information among multiple websites; hosting of a website providing information from searchable indexes and databases of information, including text, electronic documents, databases, graphics and audio visual information, on computer and communication networks; providing temporary use of non-downloadable software applications for social networking, creating a virtual community, and transmission of audio, video, photographic images, text, graphics and data; computer services in the nature of customized web pages featuring user-defined or specified information, personal profiles, audio, video, photographic images, text, graphics and data; all included in Class 42.

64	45	303676294	Until January 31, 2026

Legal services; security services for the protection of property and individuals; personal and social services rendered by others to meet the needs of individuals; social introduction, networking and dating services; providing social services and information in the field of personal development, namely self-improvement, self-fulfillment, charitable, philanthropic, volunteer, public and community services, and humanitarian activities; licensing of data, multimedia content, video, movies, pictures, images, text, photos, games, user-generated content, audio content; licensing of digital data, still images, moving images, audio and text; all included in Class 45.

April 1, 2025

65	48	IDM000084617 (388555)	Until June 19, 2026

Television and radio broadcasting services; diffusion of television programmes; operation of earth-to-satellite television transmitters for transmission of signals to satellite; relaying of television programs by satellite; operation of satellite-to-earth receiver aerials; frequency conversion of microwave signals relayed by satellite; dissemination of television programs relayed by satellite receiver aerials by cable or by microwave link to television receivers of users; operation of television cable networks; provision and operation of radio, telephone, telegraph, satellite and of cable network communications systems; videotext and teletext transmission services; electronic and telecommunication transmission services; services for the transmission of data and of information by electronic, computer, cable, radio, radiopaging, teleprinter, teleletter, electronic mail, telecopier, television, microwave, laser beam, communications satellite or other communications means; provision of communication facilities for the interchange of data by electronic means; consultancy services relating to data communications; services for the transmission, provision or display of information for business of domestic purposes from a computer-stored data bank; rental of communication apparatus; time sharing services for communications apparatus.

April 1, 2025

66	9	5900860	Until November 25, 2026	Application software; electronic machines, apparatus and their parts.	April 1, 2025
67	35	5900860	Until November 25, 2026	Online retail services featuring computer software; advertising; advertising by email delivery; advertising by using communication network (including the Internet); management of customer information.	April 1, 2025

68	38	5375983	Until December 10, 2030

Television and radio broadcasting services; digital television services; providing access to computer databases and the Internet; providing information relating to TV program listing of television programs; providing access to electronic communication network via satellite; television broadcasting via satellite; digital television broadcasting via satellite; providing aerials to receive signals for satellite television broadcasting; frequency conversion of microwave signals relayed by satellite for broadcasting; rental of business frequency converter for microwave signals from satellite, used for broadcasting; cable television broadcasting; provision of radio, telephone, telegraph, satellite and of cable network communications; teletext transmission services; providing access to electronic communication network; transmission of data and of information by electronic network, computer, cable, radio, radiopaging, teleprinter, teleletter, electronic mail, fax machine, television, microwave, laser beam (optical wireless communication), communications satellite or other communications means; providing communication for electronical data exchange; providing access for electronic data exchange; consultancy services relating to data communications; professional consultancy services relating to telecommunications; broadcasting; rental of communication apparatus; rental of communication apparatus by time

April 1, 2025

sharing; provision of information, consultancy services and advisory services relating to all the aforesaid services.

69	9	45-0074883-0000	Until August 2, 2027

Electronic machines, apparatus and their parts, namely computer hardware and computer peripheral devices; printers and their parts; computer software computer software development tools; computer software applications, downloadable; computer programs (downloadable software); computer software providing electronic gaming; smart phone applications, software; software for smart TV application; downloadable computer software applications on electronic devices; computer software for use as an application programming interface (API); application programming interface (API) for computer software which facilitates online services for social networking building social networking, applications and for allowing data retrieval, upload, download, access and management; software to enable uploading, posting, showing, displaying, tagging, blogging, sharing or otherwise providing electronic media or information over the Internet or other communications network.

April 1, 2025

70	35	45-0074883-0000	Until August 2, 2027

comprehensive shopping mall by internet; intermediary services relating to mail order selling by electric communication; retail department store services; hypermarket services; advertising; advertising by electronic mail; on-line advertising on a computer network ; management of customer information via the internet

April 1, 2025

71	38	45-0074883-0000	Until August 2, 2027

Television and radio broadcasting services, Digital television broadcasting, Providing access to computer databases and Internet, Provision of telecommunications access and links to computer databases and Internet, Diffusion of television programmes, Operation of earth-to satellite television transmitters for transmission of signals to satellite, Operation of television cable networks; Provision and operation of radio, telephone, telegraph, satellite and of cable network communications systems, Videotext and teletext transmission services, Electronic and telecommunication transmission services,

Transmission of data and of information by electronic, computer, cable, radio, radiopaging, teleprinter, teleletter, electronic mail, fax machine, television, microwave, laser beam, communications satellite or other communications means, Provision of communication facilities for the interchange of data by electronic means, Consultancy services relating to data communications, Professional consultancy services relating to telecommunications, Time sharing services for communications apparatus, Television and radio broadcasting provided on-line from a computer database or the internet; Electronic bulletin board services (telecommunications services); Communications by electronic mail; Providing information in relation to data

April 1, 2025

communication; Provision of information relating to television and radio broadcasting services; Consultancy services relating to television and radio broadcasting services; Advisory services relating to television and radio broadcasting services; Frequency conversion of microwave signals relayed by satellite for the purpose of communication; Broadcasting of television programmes by satellite; Operation of receiver aerials for satellite broadcasting; Services for transmission and switching of text, sound and image by using telecommunication via the computer terminal

72	38	00007563	Until June 12, 2030

Television and radio broadcasting services; digital television services; provision of telecommunications access and links to computer databases and the Internet; diffusion of television programmes; operation of earth-to-satellite television transmitters for transmission of signals to satellite; relaying of television programmes by satellite; operation of satellite-to-earth receiver aerials; frequency conversion of microwave signals relayed by satellite; dissemination of television programmes relayed by satellite receiver aerials; frequency conversion of microwave signals relayed by satellite; dissemination of television programms relayed by satellite receiver aerials by cable or by microwave link to television receivers of users; operation of television cable networks; provision and operation of radio, telephone, telegraph, satellite and of cable network communications systems; videotext and teletext transmission services; electronic and telecommunication transmission services; transmission of data and of information by electronic, computer, cable, radio, radiopaging, teleprinter, teleletter, electronic mail, fax machine, television, microwave, laser beam, communications satellite or other communications means;

April 1, 2025

73	38	600172	Until September 30, 2026

television and radio broadcasting services; diffusion of television programmes; operation of earth-to-satellite television transmitters for transmission of signals to satellite; relaying of television programmes by satellite; operation of satellite-to-earth receiver aerials; frequency conversion of microwave signals relayed by satellite; dissemination of television programmes relayed by satellite receiver aerials by cable or by microwave link to television receivers of users; operation of television cable networks; provision and operation of radio, telephone, telegraph, satellite and of cable network communication systems; videotext and teletext transmission services; electronic and telecommunication transmission services; services for the transmission of data and of information by electronic, computer, cable, radio, radiopaging, teleprinter, teleletter, electronic mail, telecopier, television, microwave, laser beam, communications satellite or other communications means; provision of communication facilities for the interchange of data by electronic means; consultancy services relating to data communications; provision or display of information about telecommunications from a computer stored data bank; rental of communication apparatus; time sharing services for communications apparatus; telecommunication of information including web pages, computer programs

April 1, 2025

and any other data; providing telecommunication connections to a global computer network; all included in this class.

74	38	T96/05990A	Until June 12, 2026

Television and radio broadcasting services; diffusion of television programmes; operation of earth-satellite television transmitters for the transmission of signals to satellite; relaying of television programmes by satellite; operation of satellite-to-earth receiver aerials; and frequency conversion of microwave signals relayed by satellite; all being telecommunications services; provision of information and advisory services relating to the operation of earth-to-satellite; television transmitters for the transmission of signals to satellite; relaying of television programmes by satellite; operation of satellite-to-earth receiver aerials, and frequency conversion of microwave signals relayed by satellite; transmission of television programmes relayed by satellite receiver aerials by cable or by microwave link to television receivers of users; operation of television cable networks; operation of radio; telephone, telegraph, satellite and of cable network communications systems; provision of information and advisory services relating to the operation of radio, telephone, telegraph, satellite and of cable network communications systems; videotext and teletext transmission services; electronic and telecommunications transmission services; transmission of data and information by electronic computer, cable, radio, radio paging, teleprinter, teleletter, electronic mail, fax machine, television, microwave,

April 1, 2025

laserbeam or communications satellite digital means; advisory services relating to data communications; transmission, provision or display of information from a computer-stored data bank; rental of communications apparatus; time sharing services for communications apparatus; all included in Class 38.

75	41	T06/24205A	Until November 10, 2026

Conducting and organizing of beauty pageants; organization and production of live shows; presentation of live performances; conducting and organizing entertainment competitions; education and entertainment services in the nature of planning, production and distribution of live or recorded audio, visual or audiovisual material for broadcasting by radio and television or through film or videotape; entertainment services provided by means of the Internet; planning, production and distribution of television programs and films; news reporting; news reporters services; publication of books and printed matter relating to films, videotapes, radio and television; news publication; rental of sound recordings, films, film projectors, videotapes, video cassette recorders, radios and television sets and accessories therefor; providing cinema and theatre facilities; education and entertainment information services; entertainment including entertainment services provided via electronic and digital interactive media.

April 1, 2025

76	38	BOR5608	Until July 2, 2026

Television and radio broadcasting services; diffusion of television programmes; operation of earth-to-satellite television transmitters for transmission of signals to satellite; relaying of television programmes by satellite; operation of satellite-to-earth receiver aerials; frequency conversion of microwave signals relayed by satellite; dissemination of television programmes relayed by satellite receiver aerials by cable or by microwave link to television receivers of users; operation of television cable networks; provision and operation of radio, telephone, telegraph, satellite and of cable network communications systems; videotext and teletext transmission services; services for the transmission of data and of information by electronic, computer, cable, radio radiopaging, teleprinter, teleletter, electronic mail, telecopier, television, microwave, laser beam, communications satellite; provision of communication facilities for the interchange of data by electronic means; consultancy services relating to data communications; services for the transmission, provision or display of information from a computer-stored data bank; rental of communication apparatus; time sharing services for communications apparatus, electronic and telecommunication transmission services.

April 1, 2025

77	9	99061115	Until July 31, 2032

Chronographs; electronic bulletin boards; video cameras; still cameras; spectacles; exposed motion picture film. Video discs, TV films, video tapes of TV programs, video tapes, films, video cassettes, cartoons, CDs, sound recording media.

				April 1, 2025
78	16	99061115	Until July 31, 2032

Office paper; newsprint; writing paper; wrapping paper; stickers; paper towels; posters; periodicals; printed publications; pictures; natural science teaching aids; globes; model specimens for teaching; paper models for teaching; teaching manuals; materials for making models; rosary. Magazines, cards, envelopes, letterheads, calendars, calendars, paper bags, paper banners, paper logos, stationery rulers, paper billboards.

				April 1, 2025
79	35	99061115	Until July 31, 2032

Advertising agency; advertising planning; online advertising on the computer network; providing promotional activities for others; providing computer database retrieval for others; handling accounting business; leasing vending machines; Kanban leasing, exhibition preparation services for industrial and commercial enterprises, computer database management, and computer file data search.

				April 1, 2025

80	38	99061115	Until July 31, 2032

Radio broadcasting; television broadcasting; online information transmission; computer transmission of messages and images; electronic mail transmission; optical fiber network communication transmission; Communication services: providing users with access to global computer networks; news dissemination, artificial satellite transmission, leasing of telecommunications equipment, and provision of information services related to telecommunications.

				April 1, 2025
81	41	99061115	Until July 31, 2032

Provide research and development; survey; provide meteorological information; packaging design; architectural design; civil engineering technical consultant; clothing design; computer hosting; convert physical data or documents into electronic carriers; provide Internet search engines; Internet Server rental. Computer animation design and production, computer graphics, computer programming, web page design, stage design, theater design, graphic art design, artwork appraisal.

				April 1, 2025

82	42	99061115	Until July 31, 2032	Providing camping accommodation equipment; providing exhibition equipment; venue rental; rental of meeting rooms.	April 1, 2025
83	9	99061100	Until Apil 30, 2032

Computer hardware; computer software; computer firmware; computer monitors; interface cards for computer; chronographs; electronic notice boards; Internet devices; communication devices; cameras; altimeters; thermometers; compasses; weighing apparatus; precision measuring apparatus; measuring instruments, electric; rules (measuring instruments); eyeglasses; batteries; exposed cinematographic film; video disks; TV films; TV program tapes; videotapes; films; video tape boxes; animated cartoons; optical discs; sound recording carriers.

					April 1, 2025

84	16	99061100	Until Apil 30, 2032

Paper for office use; newsprint; writing paper; packing paper; stickers; towels of paper; posters; periodicals; printed publications; pictures; plastic films for wrapping; punches; file folders; writing instruments; staplers; clips; drawing boards; paintbrushes; canvas for painting; palettes for painters; painters' easels; teaching aids for natural science; terrestrial globes; model samples for teaching; paper models for teaching; teaching handbooks; modelling materials; rosaries, chaplets; magazines; cards; envelopes; letter paper; calendars; monthly calendars; paper bags; plastic bags; banners of paper; trademark labels of paper; rulers (stationery); advertisement boards of paper.

April 1, 2025

85	35	99061100	Until Apil 30, 2032

Advertising agency; advertising planning; online advertising on a computer network; commercial information agency services; sales promotion for others; personnel management consultancy; evaluation of business location; data search in computer files for others; accounting; rental of vending machines; providing advertising time on communication media; business management of performing artists; news clipping services; auctioneering; public relations; digital billboard rental; online advertising banner services; organization of business fair services for business; TV shopping; online shopping; retailing and wholesaling of photographic equipment; computer database management; data search of computerized files.

				April 1, 2025
86	38	99061100	Until Apil 30, 2032

Wireless broadcasting; television broadcasting; online information transmission; computer-aided transmission of messages and images; transmission of electronic mail; transmission by fiber-optic network communication; electronic bulletin board services [telecommunications services]; providing telecommunications connections to a global computer network; video conference services; providing user access to global computer networks; news broadcasting; satellite transmission; rental of telecommunication equipment; providing telecommunication information.

				April 1, 2025

87	41	99061100	Until Apil 30, 2032

Education; arranging and conducting of conferences; organization of competitions (education or entertainment); fee-based library; online publication of electronic books and journals; production of television programs; production of radio programs; production of shows; news reporters services; entertainment; animal training; operating lotteries; publication and distribution of books and journals; conducting lectures; leisure and entertainment information; providing online video and music via the Internet for appreciation purposes; online browsing services for electronic publication; providing online viewing of images via the Internet; organization of various meetup events; information on recreational activities; organization of recreational sports and cultural activities; film festivals; providing cinema and theater equipment; production and distribution of films and phonograph records; entertainer services; presentation of live performances; rental of performance venues; rental of audio-visual equipment; rental of audio-visual media; editing of various books and publications.

April 1, 2025

88	42	99061100	Until Apil 30, 2032

Providing research and development; surveying; providing meteorological information; packaging design; architecture design; consultancy on civil construction engineering; dress designing; hosting computer sites [web sites]; conversion of data or documents from physical to electronic media; providing Internet search engines; rental of web servers; computer animation design and production; computer drawing; computer programming; web page design; stage design; theater design; graphic arts design; authenticating works of art.

				April 1, 2025
89	43	99061100	Until Apil 30, 2032

Coffee shops; restaurants; cocktail catering services; food and drink catering; restaurant reservation services; hotel reservation services; rental of temporary accommodation; providing camping accommodation equipment; providing exhibition equipment; venue rental; rental of meeting rooms.

				April 1, 2025

90	16	101880214	Until November 30, 2032	Office paper; newsprint; writing paper; wrapping paper; posters; periodicals; printed publications; pictures; instructional manuals.	April 1, 2025
91	9	101880213	Until December 15, 2032

Computer hardware; computer software; computer firmware; computer monitors; computer interface cards; timers; electronic bulletin boards; Internet equipment; communication equipment; video cameras; cameras; altimeters; thermometers; compasses; weighing scales ; precision measuring instruments; electrical measuring instruments; rulers (measuring instruments); spectacles; batteries; exposed motion picture film.

					April 1, 2025
92	16	101880213	Until December 15, 2032

Stickers; paper towels; plastic film for packaging; hole punches; file holders; writing utensils; staplers; paper clips; drawing boards; paintbrushes; canvases; palettes for painting; easels; natural science teaching aids; globes; teaching models Specimens; paper models for teaching; materials for making models; rosary beads.

					April 1, 2025

93	35	101880213	Until December 15, 2032

Advertising agency; advertising planning; online advertising on the computer network; providing business information; providing promotional activities for others; consulting on personnel management; evaluating business sites of enterprises; providing computer database retrieval for others; handling accounting services; leasing vending machines.

				April 1, 2025
94	38	101880213	Until December 15, 2032

Radio broadcasting; television broadcasting; online information transmission; computer transmission of messages and images; electronic mail transmission; optical fiber network communication transmission; Communication services; providing users with access to global computer networks.

				April 1, 2025
95	41	101880213	Until December 15, 2032

Education; arranging and holding meetings; organizing educational or entertainment competitions; charging libraries; publishing online e-books and periodicals; television program production; radio program production; performance program production; news interview services; entertainment; animal training; lottery operations.

				April 1, 2025

96	42	101880213	Until December 15, 2032

Provide research and development; survey; provide meteorological information; packaging design; architectural design; civil engineering technical consultant; clothing design; computer hosting; convert physical data or documents into electronic carriers; provide Internet search engines; Internet Server rental.

					April 1, 2025
97	16	101880212	Until November 30, 2032	Periodicals; printed publications; instructional manuals.	April 1, 2025
98	41	101880212	Until November 30, 2032	Publishing of online e-books and periodicals.	April 1, 2025

99	9	101880211	Until April 30, 2033

Computer hardware; computer software; computer firmware; computer monitors; computer interface cards; timers; electronic bulletin boards; Internet equipment; communication equipment; video cameras; cameras; altimeters; thermometers; compasses; weighing scales ; precision measuring instruments; electrical measuring instruments; rulers (measuring instruments); spectacles; exposed motion picture film.

				April 1, 2025
100	16	101880211	Until April 30, 2033

Office paper; newsprint; writing paper; wrapping paper; stickers; paper towels; posters; pictures; natural science teaching aids; globes; teaching model specimens; teaching paper models; materials for making models

				April 1, 2025
101	35	101880211	Until April 30, 2033

Advertising agency; advertising planning; online advertising on the computer network; providing promotional activities for others; providing computer database retrieval for others; handling accounting business; leasing vending machines.

				April 1, 2025

102	38	101880211	Until April 30, 2033

Radio broadcasting; television broadcasting; online information transmission; computer transmission of messages and images; electronic mail transmission; optical fiber network communication transmission; Communication services; providing users with access to global computer networks

					April 1, 2025
103	41	101880211	Until April 30, 2033	Education; TV program production; radio program production; performance program production; news interview service; animal training; lottery operation.	April 1, 2025
104	42	101880211	Until April 30, 2033

Provide research and development; survey; provide meteorological information; packaging design; architectural design; civil engineering technical consultant; clothing design; computer hosting; convert physical data or documents into electronic carriers; provide Internet search engines; Internet Server rental.

					April 1, 2025

105	16	101880210	Until December 15, 2032	Periodicals; printed publications; instructional manuals.	April 1, 2025
106	41	101880210	Until December 15, 2032	Publishing of online e-books and periodicals.	April 1, 2025
107	9	101880209	Until June 15, 2033

Timers; electronic notice boards; video cameras; cameras; altimeters; thermometers; compasses; weighing scales; precision measuring instruments; electrical measuring instruments; rulers (measuring instruments); spectacles; exposed motion picture films

					April 1, 2025

108	16	101880209	Until June 15, 2033

Office paper; newsprint; writing paper; wrapping paper; stickers; paper towels; posters; pictures; natural science teaching aids; globes; teaching model specimens; teaching paper models; materials for making models

				April 1, 2025
109	35	101880209	Until June 15, 2033

Advertising agency; advertising planning; online advertising on the computer network; providing promotional activities for others; providing computer database retrieval for others; handling accounting business; leasing vending machines.

				April 1, 2025
110	38	101880209	Until June 15, 2033

Radio broadcasting; television broadcasting; online information transmission; computer transmission of messages and images; electronic mail transmission; optical fiber network communication transmission; Communication services; providing users with access to global computer networks

				April 1, 2025

111	41	01880209	Until June 15, 2033	Education; TV program production; radio program production; performance program production; news interview service; animal training; lottery operation.	April 1, 2025
112	42	101880209	Until June 15, 2033

Provide research and development; survey; provide meteorological information; packaging design; architectural design; civil engineering technical consultant; clothing design; computer hosting; convert physical data or documents into electronic carriers; provide Internet search engines; Internet Server rental

					April 1, 2025
113	16	16430881	Until August 27, 2027	Journal; Plastic film for packaging; Furniture excluding office essentials; Painting materials; Teaching materials (excluding instruments); Model materials; Rosary beads.	April 1, 2025

114	35	16430880	Until December 20, 2026

Advertising agency; Advertising planning; Online advertising on data communication networks; Business information; Selling (for others); Personnel management consulting; Business enterprise migration; Retrieve data from computer archives (on behalf of others); Accounting; Rental of vending machines

				April 1, 2025
115	38	16430879	Until April 20, 2026

Radio broadcasting; Television broadcasting; Information transmission; Computer assisted information and image transmission; Email; Fiber optic communication; Electronic bulletin board service (communication service); Provide telecommunications connectivity services with global computer networks; Video conferencing services; Provide global computer network user access services.

				April 1, 2025
116	41	16430878	Until September 6, 2027

Education Arrange and organize meetings; Organize educational or entertainment competitions; Paid library; The publication of online e-books and magazines; Production of radio and television programs; News journalist services; Animal training; Running Lottery

				April 1, 2025

117	42	16430877	Until December 13, 2026

Research and develop new products for others; Measurement; Meteorological information; Packaging design; Development of construction projects; Clothing design; Hosted computer station (website); Convert tangible data and files into electronic media; Provide Internet search engine; Rental of network servers.

					April 1, 2025
118	9	16430882	Until August 27, 2027

Computer peripheral equipment; Timer (time recording device); Electronic bulletin boards; Network communication equipment; Camera; Camera (photography); Measuring instruments and devices; Glasses; Battery; Exposed movie film

					April 1, 2025
119	41	49389938	Until May 27, 2034	Entertainment services (ended/terminated)	April 1, 2025

2. Licensed Logos

S/N	Reproduction of Logo	Authorization Document and Its Signing Date	Effective Date of License
1		Trademark License Agreement (April 1, 2025)	April 1, 2025
2		Trademark License Agreement (April 1, 2025)	April 1, 2025
3		Trademark License Agreement (April 1, 2025)	April 1, 2025

3. “Phoenix+ Charaters or Graphics” Licensed Logos

S/N	Reproduction of Logo	Authorization Document and Its Signing Date	Effective Date of License
1		Trademark License Agreement (April 1, 2025)	April 1, 2025

2	Trademark License Agreement (April 1, 2025)	April 1, 2025
3	Trademark License Agreement (April 1, 2025)	April 1, 2025
4	Trademark License Agreement (April 1, 2025)	April 1, 2025